As filed with the Securities and Exchange Commission on September 20, 2000

                                                      Registration No. 333-85989
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  LYCOS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                                        04-3277338
(State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)

                   400-2 Totten Pond Road, Waltham, MA  02154
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ____________________

                                Robert J. Davis
                                  LYCOS, INC.
                             400-2 Totten Pond Road
                         Waltham, Massachusetts  02154
               (Name and address of agent for service of process)

                                 (781) 370-2700
         (Telephone number, including area code, of agent for service)

                              ____________________
                                    Copy to:
                            Kenneth J. Gordon, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                         Boston, Massachusetts  02110
                                 (617) 248-7000

     The Registrant hereby removes from registration under this Registration Statement (No. 333-85989) 882,540 shares of Common Stock, $.01 par value per share, registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. The Offered Shares were registered in connection with the Registrant's acquisition of Internet Music Distribution, Inc. (the "Acquisition").

     By the terms of this Registration Statement and an Agreement and Plan of Merger by and among the Registrant, Internet Music Distribution. and the other parties to the Acquisition, the Registrant was required to keep this Registration Statement effective until the first anniversary of the closing of the Acquisition. As of the date hereof, 223,554 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on September 20, 2000.

                                      LYCOS, INC.

                                      By: /s/ Robert J. Davis
                                          -------------------
                                          Robert J. Davis
                                          President and Chief Executive
                                          Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on September 20, 2000.

Signature                            Title                                                 Date
---------                            -----                                                 ----
                                     President, Chief Executive Officer             September 20, 2000
/s/ Robert J. Davis                  and Director (principal executive
--------------------------------     officer)
Robert J. Davis


                                     Chief Operating Officer and Chief              September 20, 2000
/s/ Edward M. Philip                 Financial Officer (principal
--------------------------------     financial and accounting officer)
Edward M. Philip


            *                        Director                                       September 20, 2000
--------------------------------
John M. Connors, Jr.

            *                        Director                                       September 20, 2000
--------------------------------
Daniel J. Nova

            *                        Director                                       September 20, 2000
--------------------------------
Richard H. Sabot

                                     Director
--------------------------------
Peter A. Lund

/s/ Edward M. Philip
--------------------------------
*By:  Edward M. Philip
      as Attorney in Fact